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                                                                       EXHIBIT 5



                                February 7, 1997



TouchStone Software Corporation
2124 Main Street, 2nd Floor
Huntington Beach, California  92648

                 Re: Registration Statement for Offering of an aggregate of 1,200,000 Shares of Common Stock

Ladies and Gentlemen:

                 We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of 1,200,000 shares of the Common Stock of TouchStone Software Corporation (the "Company") under the Company's 1997 Stock Incentive Plan (the "1997 Plan"). We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1997 Plan and in accordance with the Registration Statement, such shares will be duly authorized, validly issued, fully paid and non-assessable shares of the Company's Common Stock.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Brobeck, Phleger & Harrison LLP

                                           BROBECK, PHLEGER & HARRISON LLP